                                                                     EXHIBIT 5.1


                                       May 22, 2000


Cotelligent, Inc.
101 California Street
Suite 2050
San Francisco, California  94111

     Re:    Issuance of Shares Pursuant to
            Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Cotelligent, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the secondary offering by a selling stockholder of an aggregate of 100,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company and such other documents or instruments as we have deemed necessary for purposes of the opinions expressed below. We have assumed that the Shares have been issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof, which was no less than the par value thereof, and were issued in compliance with applicable federal and state securities laws.

     Based on the foregoing, we are of the following opinion:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,


                                       /s/  MORGAN LEWIS & BOCKIUS LLP
                                       ---------------------------------------
                                            Morgan Lewis & Bockius LLP